THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED HEREUNDER AND UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCASE COMMON STOCK
OF
CHAMPIONS SPORT, INC.

Warrant No. 2006-___	Issued on: October __, 2006
Void after: October __, 2011

       This certifies that ______________________________ or registered assigns (the “Warrant Holder” is entitled, subject to the terms and conditions of this Warrant, to purchase from the Company at any time during the Exercise Period (defined below) and prior to October __, 2011 (the “Expiration Date”) all, or any portion, of ______________ shares of Warrant Stock (as defined below) as may be purchased at a price per share equal to the Exercise Price (as defined below), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed exercise form in the form attached hereto as Exhibit 1 and simultaneous payment of the full Exercise Price for the shares of Warrant Stock so purchased in lawful money of the United States.

       The Exercise Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.

       1.     DEFINITIONS. The following definitions shall apply for purposes of this Warrant:

             1.1     “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

             1.2     “Company” means Champions Sports, Inc., a Delaware corporation, and includes any corporation or other entity that shall succeed to or assume the obligations of the Company under this Warrant.

             1.3     “Exercise Period” means that period that shall commence on the date hereof and end on the Expiration Date.

             1.4     “Exercise Price” means $___ per share, subject to adjustment as provided herein.

             1.5     “Holder” means any person who shall at the time be the registered holder of this Warrant.

             1.6     “Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

             1.7     “Warrant Stock” means shares of the Common Stock issuable upon exercise of this Warrant. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term “Warrant Stock” shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

       2.     EXERCISE.

             2.1     Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant at any time or from time to time, in whole or in part, on any business day before the Expiration Date, for that number of shares of Warrant Stock set forth herein, by surrendering this Warrant at the principal offices of the Company, with the exercise form attached hereto duly executed by the Holder, and payment of an amount equal to the product obtained by multiplying (i) the number of shares of Warrant Stock to be purchased by the Holder by (ii) the Exercise Price as determined in accordance with the terms hereof.

             2.2     Form of Payment. Payment may be made by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, or (iii) any combination of the foregoing.

             2.3     Partial Exercise. Upon a partial exercise of this Warrant, this Warrant shall be surrendered by the Warrant Holder and the Company shall, at the time of delivery of the certificate or certificates of Common Stock, execute and deliver to the Holder, without charge, a new Warrant of like tenor in which the number of shares of Warrant Stock shall be reduced by the number of shares of Warrant Stock purchased upon such exercise.

             2.4     No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated on the basis of the Exercise Price.

             2.5     Restrictions on Exercise. This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, the Holder shall execute the form of exercise attached hereto as Exhibit 1.

       3.     ISSUANCE OF STOCK. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date and, in any event, within five business days thereafter, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.

       4.     ADJUSTMENT PROVISIONS. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events between the date this Warrant is issued and the date it is exercised:

             4.1     Adjustment for Stock Splits and Stock Dividends. The Exercise Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any stock dividend, stock split or reverse stock split, or other similar event affecting the number of outstanding shares of Common Stock (or such other stock or securities). Each adjustment under this Section 4.1 shall become effective on the close of business on the date such dividend, stock split or reverse stock split, or other similar event becomes effective.

             4.2     Adjustment for Reorganization, Consolidation, Merger. In case of any recapitalization or reorganization of the Company after the date of this Warrant, or in case, after such date, the Company shall consolidate with, merge into, or enter into a share exchange with, another corporation or entity (the “Successor Entity”) or other similar event, then, and in each such case, the Warrant Holder shall be entitled to receive, at any time on or after the consummation of such recapitalization, reorganization, consolidation, merger, share exchange or other similar event, shall be entitled to receive, at the option of the Warrant Holder, either (a) warrants or other securities exercisable or convertible into common stock of the Successor Entity, or (b) in lieu of the securities contemplated by clause (a) hereof, the cash, stock or other securities or property to which the Warrant Holder would have been entitled upon the consummation of such recapitalization, reorganization, consolidation, merger, share exchange or other similar event, if the Warrant Holder had exercised this Warrant immediately prior thereto at the Exercise Price. The Company covenants and agrees that any Successor Entity in such reorganization, consolidation, merger, share exchange or other similar event (if other than the Company) shall duly execute and deliver to the Warrant Holder a supplement hereto acknowledging such corporation’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the cash, shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger, share exchange or other similar event.

             4.3     Number of Shares of Warrant Stock. Simultaneously with any adjustment to the Exercise Price pursuant to Section 4.1 above, the number of shares of Warrant Stock that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of shares of Warrant Stock shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment; provided, however, any adjustment of the Exercise Price made pursuant to this section shall adjust back in the event none of the convertible securities or options or warrants which caused such adjustment are converted or exercised, as the case may be.

             4.4     Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

             4.5     Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the Exercise Price or the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

             4.6     No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Exercise Price or in the number of shares of Warrant Stock issuable upon its exercise.

             4.7     Reservation of Stock. If at any time the number of authorized but unissued (or treasury shares) of Common Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

       5.     NO RIGHTS OR LIABILITIES AS SHAREHOLDER. This Warrant does not by itself entitle the Holder to any voting rights or other rights as a shareholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a shareholder of the Company for any purpose.

       6.     NO IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against wrongful impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant.

       7.     NOTICE REQUIREMENT. In case (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other rights; or (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, in each case, the Company will give notice thereof to the Holder of this Warrant specifying in such notice , as the case may be, (x) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (y) the effective date on which such reorganization, reclassification, consolidation , merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for the security or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be given by the Company at least five business days prior to the record date or effective date for the event specified in such notice.

       8.     ATTORNEYS’ FEES. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including reasonable attorneys’ fees.

       9.     TRANSFER. Neither this Warrant nor the Warrant Stock nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part in any transaction constituting a public offering, without, in each case, the Company’s prior written consent, which the Company may withhold in its sole discretion. This Warrant may be assigned, conveyed or transferred by the Holder without the prior written consent of the Company to (a) any family member of the Holder of this Warrant or (b) any person, firm or corporation that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Holder. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

       10.     GOVERNING LAW. This Warrant shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

       11.     HEADINGS. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

       12.     NOTICES. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day delivery by facsimile transmission or after deposit with an express overnight courier for United States deliveries, with proof of delivery from the courier requested (provided that written or electronic confirmation of receipt is obtained), or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) on the day of proof of receipt, if mailed by registered or certified mail (return receipt requested) for United States deliveries when, in the case of the Holder, addressed to the Holder at the address indicated for such Holder on the stock register of the Company or, in the case of the Company, at 2200 Wilson Boulevard, Suite 102-316, Arlington, Virginia 22201, or at such other address as the Holder or the Company may designate by giving ten (10) days’ advance written notice to the other.

       13.     AMENDMENT; WAIVER. This Warrant may be amended and provisions may be waived by the Holder and the Company as may be mutually agreed upon in writing.

       14.     SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

       15.     TERMS BINDING. By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

       16.     MISCELLANEOUS. In any instance where the word “days” is used herein, unless otherwise indicated, “days” shall mean calendar days, including Saturday, Sunday and holidays.

[The balance of this page intentionally left blank]

       IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first above written.

CHAMPIONS SPORTS, INC.

By:

Name:

Title:

EXHIBIT 1

FORM OF EXERCISE
(To be signed only upon exercise of Warrant)

To: Champions Sports, Inc.

       The undersigned Holder hereby elects to purchase ____________ shares of Common Stock of Champions Sports, Inc. (the “Warrant Stock”), at a purchase price of $____ per share for a total purchase price of $________________, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

       Please issue a certificate or certificates representing such shares of Warrant Stock in the name specified below:

(Name)

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

(Date)

In the event that this exercise is for less than the total number of shares of Warrant Stock available for exercise under this Warrant, please also issue a new Warrant for the remaining number of shares of Warrant Stock.

Signature of Warrant Holder

FORM OF ASSIGNMENT
(ENTIRE)

[To be signed only upon transfer of entire Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER
TO TRANSFER THE WITHIN WARRANT

 FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto _______________________________ all rights of the undersigned under and pursuant to the within Warrant, and the undersigned does hereby irrevocably constitute and appoint _____________________ Attorney to transfer the said Warrant on the books of Champions Sports, Inc., with full power of substitution.

[Type Name of Holder]

By:
Title:

Dated:

NOTICE

The signature to the foregoing Assignment must correspond exactly to the name as written upon the face of the within Warrant, without alteration or enlargement or any change whatsoever.

FORM OF ASSIGNMENT
(PARTIAL)

[To be signed only upon partial transfer of Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER
TO TRANSFER THE WITHIN WARRANT

FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto ____________________________ (i) the rights of the undersigned to purchase ____________________ shares of Common Stock under and pursuant to the within Warrant, and (ii) on a non-exclusive basis, all other rights of the undersigned under and pursuant to the within Warrant, it being understood that the undersigned shall retain, severally (and not jointly) with the transferee(s) named herein, all rights assigned on such non-exclusive basis. The undersigned does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said Warrant on the books of Champions Sports, Inc., with full power of substitution.

[Type Name of Holder]

By:
Title:

Dated:

NOTICE

The signature to the foregoing Assignment must correspond exactly to the name as written upon the face of the within Warrant, without alteration or enlargement or any change whatsoever.